UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 14, 2007

PLIANT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52325	43-2107725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1475 Woodfield Road, Suite 700

Schaumburg, IL  60173

(Address of Principal Executive Offices)  (Zip Code)

(847) 969-3300

(Registrant’s telephone number, including area code)

N.A.

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.              Entry into a Material Definitive Agreement

On June 14, 2007, Pliant Corporation (the “Company”) entered into an Indenture (attached hereto as Exhibit 4.1) (the “New Subordinated Note Indenture”), among the Company, Pliant Corporation International, Pliant Film Products of Mexico, Inc., Pliant Packaging of Canada, LLC, Pliant Solutions Corporation, Uniplast Holdings, Inc., Uniplast U.S., Inc. and Uniplast Industries Co., as guarantors (collectively, the “New Subordinated Note Guarantors”), and The Bank of New York Trust Company, N.A., as trustee, with respect to the issuance on such date of the Company’s 18% Senior Subordinated Notes due 2012 in an aggregate principal amount of $24,000,000 (the “New Subordinated Notes”). The New Subordinated Note Indenture provides that interest will accrue on the New Subordinated Notes from the date of issuance at the rate of 18% per annum until maturity on July 15, 2012 and will be payable semi-annually on each January 15 and July 15, commencing July 15, 2007, to holders of record of the New Subordinated Notes on the immediately preceding January 1 or July 1. Pursuant to the New Subordinated Note Indenture, the Company may redeem the New Subordinated Notes in whole or in part at the applicable redemption price, which in each of the first four years is equal to a de-escalating premium over par, plus accrued and unpaid interest to the redemption date, as set forth in the New Subordinated Notes. The New Subordinated Note Indenture provides the holders of the New Subordinated Notes with the right to require the Company to repurchase the New Subordinated Notes at a repurchase price equal to the then applicable redemption price plus accrued and unpaid interest upon a change of control of the Company (as defined in the New Subordinated Note Indenture). The New Subordinated Note Indenture does not provide for a sinking fund with respect to the New Subordinated Notes. The New Subordinated Notes Indenture contains customary provisions that may result in an event of default, after notice and expiration of a cure period in certain circumstances, and acceleration of the indebtedness thereunder, including failure to timely pay principal and interest on the New Subordinated Notes or comply with the covenants set forth in the New Subordinated Note Indenture. The Bank of New York Trust Company, N.A. also acts as trustee with respect to the Company’s 2006 Subordinated Notes (as defined below).

In connection with a private offering of the New Subordinated Notes, the Company entered into a Purchase Agreement (attached hereto as Exhibit 10.1) on June 14, 2007 with the purchasers of the New Subordinated Notes, pursuant to which, among other things, the Company agreed to sell to the purchasers, and the purchasers agreed to purchase from the Company, the New Subordinated Notes. One of the purchasers, UBS Willow Fund, LLC, has disclosed on a Schedule 13G filed December 31, 2006 that, together with its affiliates, it may be deemed to be the beneficial owner of in excess of 10% of the Company’s Series AA Redeemable Preferred Stock. In addition, another of the purchasers, Goldman, Sachs & Co., performs investment banking services for the Company and acted as placement agent in connection with the New Subordinated Notes.

On June 14, 2007, the Company and/or certain of its subsidiaries entered into Amendment No. 2 to the Working Capital Credit Agreement (attached hereto as Exhibit 10.2), among the Company, the subsidiary borrowers party thereto, the lenders party thereto, and Merrill Lynch Bank USA, as administrative agent, (the “Amended Working Capital Credit Agreement”), and Amendment No. 2 to the Fixed Asset Credit Agreement (attached hereto as

Exhibit 10.3), among Pliant Corporation Pty Ltd., Pliant Corporation of Canada Ltd., Pliant Film Products GmbH, Aspen Industrial, S.A. de C.V., Jacinto Mexico, S.A. de C.V. and Pliant de Mexico, S.A. de C.V., the lenders party thereto, and Merrill Lynch Bank USA, as administrative agent, (the “Amended Fixed Asset Credit Agreement”, and together with the Amended Working Capital Credit Agreement, the “Amended Credit Facilities”). The Amended Credit Facilities allow the incurrence of indebtedness under the New Subordinated Note Indenture, including payment of regularly scheduled interest with respect to such indebtedness, in replacement of indebtedness under the 2006 Subordinated Note Indenture.

Item 1.02               Termination of a Material Definitive Agreement.

On June 14, 2007, The Bank of New York Trust Company, N.A. (the “2006 Subordinated Note Trustee”), as trustee under the Indenture, dated as of July 18, 2006 (the “2006 Subordinated Note Indenture”), among the Company, the same subsidiary guarantors as comprise the New Subordinated Note Guarantors and the 2006 Subordinated Note Trustee, issued, on behalf of the Company, a notice to the Holders of the 13% Senior Subordinated Notes due 2010 (the “2006 Subordinated Notes”) stating that, on July 16, 2007 (the “Redemption Date”), the entire $39,620,102 aggregate principal amount of 2006 Subordinated Notes outstanding on the Redemption Date will be redeemed. In accordance with the 2006 Subordinated Note Indenture, the aggregate redemption price for the 2006 Subordinated Notes is $20,000,000 plus accrued interest thereon from July 18, 2006 through the Redemption Date in the amount of $2,592,777.78. The Company has deposited with the 2006 Subordinated Note Trustee, in its capacity as paying agent under the 2006 Subordinated Note Indenture, funds provided solely from the issuance of the New Subordinated Notes sufficient to redeem the 2006 Subordinated Notes and the 2006 Subordinated Note Trustee has acknowledged satisfaction and discharge of the 2006 Subordinated Note Indenture.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in the first paragraph of Item 1.01 is incorporated in its entirety into this Item 2.03 as though set forth herein.

Item 2.04               Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.02 is incorporated in its entirety into this Item 2.04 as though set forth herein.

Item 7.01               Regulation FD Disclosure.

The Company has prepared certain projections and assumptions with respect to the future operations of the Company in connection with the issuance of the New Subordinated Notes. These projections and assumptions are set forth in Exhibit 99.1 to this Report. The information required by Regulation G under the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to certain non-GAAP financial information included in the projections and assumptions is also set forth in Exhibit 99.1 to this Report. The Company undertakes no duty or obligation to update these projections and assumptions, or provide new projections and assumptions, with respect to its operations in the future.

The information in this Item 7.01 of Form 8-K is “furnished” and not “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

These projections and assumptions contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Further information on factors that could affect the Company’s financial and other results is set forth in the projections and assumptions and included in the Company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 14, 2007, among Pliant Corporation, certain subsidiaries of Pliant Corporation, as guarantors and The Bank of New York Trust Company, N.A., as trustee.

10.1	Purchase Agreement, dated as of June 14, 2007, among Pliant Corporation, certain subsidiaries of Pliant Corporation and Goldman, Sachs & Co. and UBS Willow Fund, LLC, as purchasers.

10.2

Amendment No. 2 to the Working Capital Credit Agreement, dated as of June 14, 2007, among Pliant Corporation, the subsidiary borrowers party thereto, the lenders party thereto, and Merrill Lynch Bank USA, as administrative agent.

10.3

Amendment No. 2 to the Fixed Asset Credit Agreement, dated as of June 14, 2007, among Pliant Corporation Pty Ltd., Pliant Corporation of Canada Ltd., Pliant Film Products GmbH, Aspen Industrial, S.A. de C.V., Jacinto Mexico, S.A. de C.V. and Pliant de Mexico, S.A. de C.V., the lenders party thereto, and Merrill Lynch Bank USA, as administrative agent.

99.1	2007-2010 financial projections of the Company’s management and related assumptions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT CORPORATION

Date: June 14, 2007	By:	/s/ Joseph Kwederis
Joseph Kwederis
Senior Vice President and Chief Financial
Officer